UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 12, 2023
Commission File Number

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street	Austin,	TX		78701
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code:			(512)	851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 12, 2023, the Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) appointed Ulf Habermann, the Company’s Controller, Treasurer and Vice President of Finance, to serve as the principal accounting officer of the Company, effective as of such date. Mr. Habermann, age 48, joined the Company in February 2002 as its Financial Analyst and, since then, has served in various other roles in the Company’s financial organization. Prior to being named Controller, Treasurer and Vice President of Finance in September 2021, Mr. Habermann served as Vice President FP&A, Corporate Procurement, and Facilities. Mr. Habermann will continue to report to Venk Nathamuni, the Company’s chief financial officer, who served as the Company’s principal accounting officer prior to Mr. Habermann’s appointment.

The Company has entered into a standard indemnification agreement with Mr. Habermann that provides for indemnification to the fullest extent permitted by Delaware law. There are no family relationships between Mr. Habermann and any director or executive officer of the Company, and there are no relationships or understandings between Mr. Habermann and any other person pursuant to which he was appointed as the principal accounting officer. Mr. Habermann does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	December 15, 2023	By:	/s/ Venk Nathamuni
			Name:	Venk Nathamuni
			Title:	Chief Financial Officer